UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2011

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 King St. West, Suite 3650 Toronto, Ontario, Canada	M5X 1A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416.214.5640

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

Item 8.01	Other Events

On March 24, 2011, we entered into consulting agreements with our Chief Executive Officer, Hugh Aird, Judith Baker, and Steven Cook, regarding their respective management consulting services rendered to the Company from March 31, 2010 to March 31, 2011. In consideration of the services, on March 28, 2011, we approved the issuance of 2,000,000 restricted common shares in our capital stock to each Mr. Aird, Ms. Baker, and Mr. Cook,. The closing price of our common stock at the close of trading on the OTC Bulletin Board on March 28, 2011 was $0.27.

2,000,000 common shares were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933, and 4,000,000 common shares were issued to two non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

10.1	Consulting Agreement with Hugh Aird dated March 24, 2011
10.2	Consulting Agreement with Judith Baker dated March 24, 2011
10.3	Consulting Agreement with Steve Cook dated March 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird
Chairman and CEO

Date: March 31, 2011